Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF DUKE/HULFISH, LLC

THIS FIRST AMENDMENT TO DUKE/HULFISH, LLC AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is made and entered into as of this 1st of March, 2013, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, as a Member (“Duke Member”), and CSP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (f/k/a CBRE Operating Partnership, L.P.), as a Member (“CSP Member”).

WHEREAS, Duke Member and CSP Member are the members of Duke/Hulfish, LLC, a Delaware limited liability company (the “Company”) and previously entered into that certain Amended and Restated Limited Liability Company Agreement of Duke/Hulfish, LLC dated December 17, 2010 (the “Agreement”);

WHEREAS, Duke Member, as Seller, and CSP Member, as Buyer have entered into a certain Omnibus Agreement dated January 29, 2013 (as amended, the “Omnibus Agreement”);

WHEREAS, the Company is the sole member of Duke/Princeton, LLC, a Delaware limited liability company (“Duke/Princeton”);

WHEREAS, the Company and Duke/Princeton collectively owned 100% of the membership interests in the limited liability companies holding those certain Existing Hulfish Properties and Initial Princeton Properties listed in Schedule A, attached hereto;

WHEREAS, the Company formed RT Holdco, LLC, a Delaware limited liability company (“RT Holdco”) under the laws of the State of Delaware, with the Company being the initial sole member of RT Holdco;

WHEREAS, the Company and Duke/Princeton transferred to RT Holdco all of their membership interests in the limited liability companies holding those certain Existing Hulfish Properties and Initial Princeton Properties listed in Schedule A, attached hereto;

WHEREAS, after the above-described transfers to RT Holdco, the Company distributed twenty percent (20%) of the Company’s interest in RT Holdco to Duke Member and the Company distributed eighty percent (80%) of the Company’s interest in RT Holdco to CSP Member (collectively, the “RT Holdco Distributions”);

WHEREAS, after the RT Holdco Distributions, Duke Member sold and transferred to CSP Member, and CSP Member purchased and acquired from Duke Member, all of Duke Member’s twenty percent (20%) membership interest in RT Holdco; and

WHEREAS, Duke Member and CSP Member desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual promises, obligations and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

2. CSP Member. The defined term “CBRE Member” shall be deemed amended and replaced by the defined term “CSP Member” in all applicable provisions of the Agreement. The defined term “CBRE Member Party” shall be deemed amended and replaced by the defined term “CSP Member Party” in all applicable provisions of the Agreement.

3. Notice Addresses. Section 15.1 and Exhibit B of the Agreement are hereby amended as follows:

a)	In addition to the methods set forth in the Agreement, all notices, requests, consents and statements to the Company or any Member shall also be deemed to have been properly delivered if sent electronically, and such electronic notices shall be deemed received on the date of the correspondence.

b)	Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the new Exhibit B attached hereto and by this reference made a part of the Agreement.

4. Existing Hulfish Properties. Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with the new Schedule 1 attached hereto and by this reference made a part of the Agreement.

5. Princeton Properties. Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with the new Schedule 2 attached hereto and by this reference made a part of the Agreement.

6. Development Properties. Schedule 3 of the Agreement is hereby deleted in its entirety and replaced with the new Schedule 3 attached hereto and by this reference made a part of the Agreement.

7. Definitions. The following definitions in the Agreement are hereby deleted and replaced with the following

“Qualified Future Development Project Agreement” means that certain Amended and Restated Qualified Future Development Project Agreement dated as of the date of this Amendment by and between the Duke Member and the CBRE Member.

“Covenant Not to Solicit Tenants” means that certain Amended and Restated Covenant not to Solicit Tenants dated as of the date of this Amendment by and between the Duke Member and the CBRE Member.

8. Distributions. Notwithstanding any provision of the Agreement to the contrary, the RT Holdco Distributions shall be treated for all purposes under the Agreement as the distributions of Net Capital Transaction Proceeds to Duke Member and CSP Member as follows: (i) the RT Holdco Distribution to Duke Member shall be deemed a distribution of Net Capital Proceeds equal to twenty percent (20%) of the Agreed Fair Market Value (as defined in the Omnibus Agreement), less twenty percent (20%) of the outstanding debt under the Mortgage Loans (as defined in the Omnibus Agreement) and other closing adjustments in accordance with the Omnibus Agreement; and (ii) the RT Holdco Distribution to CSP Member shall be deemed a distribution of Net Capital Proceeds equal to eighty percent (80%) of the Agreed Fair Market Value (as defined in the Omnibus Agreement), less eighty percent (80%) of the outstanding debt under the Mortgage Loans (as defined in the Omnibus Agreement) and other closing adjustments in accordance with the Omnibus Agreement.

9. General. Except as modified herein, the Agreement is hereby ratified and confirmed in all respects. The Agreement, as amended by this Amendment, constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and permitted assigns. In the event of any inconsistency or conflict between the terms of this Amendment and of the Agreement, the terms of this Amendment shall control.

10. Counterparts. This Amendment may be signed in multiple counterparts, which, when taken together, shall constitute a fully executed and binding original Amendment. Signatures of the parties to this Amendment delivered via electronic mail shall be treated as and have the same binding effect as original signatures hereon.

11. Governing Law. This Amendment shall be governed by the laws of the State of Delaware, without reference to conflicts of laws or choice of law provisions thereof.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, each of the Members has caused this Amendment to be executed under seal by its duly authorized signatory, effective as of the date first set forth above.

DUKE MEMBER

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

By:	Duke Realty Corporation,
an Indiana corporation, general partner

	By:	/S/ Angela Hsu
	Name:	Angela Hsu
	Title:	Vice President, Legal and Assistant Secretary

CSP MEMBER

CSP OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

By:	Chambers Street Properties,
a Maryland real estate investment trust,
its general partner

	By:	/S/ Philip L. Kianka
	Name:	Philip L. Kianka
	Title:	Executive Vice President and Chief Operating Officer